Exhibit 24.1
DUKE ENERGY CORPORATION
Power of Attorney
Post-Effective Amendments to Registration Statement on Form S-8,
File Number 333-132933, originally relating to registration of
87,500,000 shares of Common Stock,
par value $0.001 per share
The undersigned Duke Energy Corporation, a Delaware corporation, and certain of its officers and/or directors, do each hereby constitute and appoint Lynn J. Good, Marc E. Manly, Stephen G. De May, David S. Maltz, and Robert T. Lucas III, and each of them, to act as attorneys-in-fact for and in the respective names, places and stead of the undersigned, to execute, seal, sign and file with the Securities and Exchange Commission one or more Post-Effective Amendments to the Corporation’s Registration Statement on Form S-8, File Number 333-132933, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.
     Executed as of the 22nd day of June, 2010.

DUKE ENERGY CORPORATION (Registrant)
By:	/s/ James E. Rogers
	Name:	James E. Rogers
	Title:	Chairman, President and Chief Executive Officer

SIGNATURE	TITLE

/s/ James E. Rogers James E. Rogers	Director and Chairman, President and Chief Executive Officer (Principal Executive Officer)
/s/ Lynn J. Good Lynn J. Good	Group Executive and Chief Financial Officer (Principal Financial Officer)
/s/ Steven K. Young Steven K. Young	Senior Vice President and Controller (Principal Accounting Officer)
/s/ William Barnet III William Barnet III	Director
/s/ G. Alex Bernhardt, Sr. G. Alex Bernhardt, Sr.	Director
/s/ Michael G. Browning Michael G. Browning	Director
/s/ Daniel R. DiMicco Daniel R. DiMicco	Director
/s/ John H. Forsgren John H. Forsgren	Director

SIGNATURE	TITLE
/s/ Ann Maynard Gray Ann Maynard Gray	Director
/s/ James H. Hance, Jr. James H. Hance, Jr.	Director
/s/ E. James Reinsch E. James Reinsch	Director
/s/ James T. Rhodes James T. Rhodes	Director
/s/ Philip R. Sharp Philip R. Sharp	Director